Exhibit 4.2

OFFICER’S CERTIFICATE

The undersigned, Con-way Inc., a Delaware corporation (the “Company”), hereby certifies through Mark C. Thickpenny, its Vice President and Treasurer, pursuant to Sections 2.1, 2.3 and 11.5 of the Indenture, dated as of December 27, 2007 (the “Indenture”), by and between the Company, as Issuer, and The Bank of New York Trust Company, N.A., a national banking association, as Trustee, as follows:

1. The form and terms of the 7.25% Senior Notes due 2018 (the “Notes”), as set forth on Annex A attached hereto, have been established pursuant to Sections 2.1 and 2.3 of the Indenture and comply with the Indenture.

2. The undersigned has read and is familiar with Article II of the Indenture relating to the establishment of a series of Securities thereunder and the definitions therein relating thereto.

3. The statements made in this certificate are based upon an examination of the Notes under the Indenture, upon an examination of and familiarity with Article II of the Indenture and the other provisions of the Indenture applicable to the establishment of a series of Securities thereunder, upon my general knowledge of and familiarity with the operations of the Company and upon the performance of my duties as an officer of the Company.

4. In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not the covenants and conditions referred to above have been complied with.

5. In the opinion of the undersigned, with respect to the foregoing, the covenants and conditions provided for in the Indenture relating to the establishment of the series of Securities identified in paragraph 1 above have been complied with.

Capitalized terms used herein without definition have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed by its duly authorized officer as of this 27th day of December, 2007.

CON-WAY INC.

By:	/s/ Mark C. Thickpenny
Mark C. Thickpenny
Vice President and Treasurer

[Signature Page to Officer’s Certificate under the Indenture]

ANNEX A

Pursuant to Section 2.3 of the Indenture, dated as of December 27, 2007 (the “Indenture”), between Con-way Inc. (the “Issuer”) and The Bank of New York Trust Company, N.A., a national banking association, as trustee (the “Trustee”), the terms of a series of securities to be issued pursuant to the Indenture are as follows:

1.	Designation. The designation of the securities is “7.25% Senior Notes due 2018” (the “Notes”), and the CUSIP number assigned thereto is 205944 AB7.

2.	Initial Aggregate Principal Amount. The Notes shall be limited in initial aggregate principal amount to $425,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.8, 2.9, 2.11, 8.5 or 12.3 of the Indenture).

3.	Currency Denomination. The Notes shall be denominated in Dollars.

4.	Maturity. The date on which the principal of the Notes is payable is January 15, 2018.

5.	Rate of Interest; Interest Payment Date; Regular Record Dates. Each Note shall bear interest from December 27, 2007 at 7.25% per annum until the principal thereof is fully paid. Such interest shall be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 2008, to the persons in whose names the Notes are registered at the close of business on the immediately preceding January 1 and July 1, respectively. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 27, 2007. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event that any date on which principal, premium, if any, or interest is payable on the Notes is not a Business Day, then payment of the principal, premium, if any, or interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay).

6.

Place of Payment. Principal of, premium, if any, and interest on the Notes shall be payable, and the transfer of the Notes shall be registrable, at the Corporate Trust Office of the Trustee, except that, at the option of the Issuer, interest may be paid by mailing a check to the address of the person entitled thereto as it appears on the Notes register; provided, however, that while any Notes are represented by a Registered Global Security, payment of principal of, premium, if any, or interest on the Notes shall be made by wire transfer to the account of the Depositary or its nominee.

7.	Optional Redemption. The Notes may be redeemed, in whole at any time or in part from time to time prior to January 15, 2018, at the option of the Issuer at a redemption price equal to the greater of (i) 100% of their principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest thereon to the date of redemption. The Treasury Rate will be calculated on the third Business Day preceding the redemption date. Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date. Holders of the Notes to be redeemed will receive notice thereof at least 30 and not more than 60 days prior to the date fixed for redemption. Such notice shall state the amount of Notes to be redeemed. Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. If less than all of the Notes are to be redeemed, the Notes to be redeemed will be selected by the Trustee (1) on a pro rata basis or by any other method the Trustee deems to be fair and appropriate in its sole discretion and (2) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term (the “Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means Goldman, Sachs & Co. or, if such firm is unwilling or unable to select the Comparable Treasury Issue,

an independent investment banking institution of national standing appointed by the Issuer.

“Reference Treasury Dealer” means (i) Goldman, Sachs & Co. and its successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Issuer after consultation with the Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

8.	Change of Control.

(a) Upon the occurrence of a Change of Control Repurchase Event, unless the Issuer has exercised its right to redeem all Notes in accordance with the redemption terms as set forth herein, the Issuer shall make an irrevocable offer to each Holder of Notes to repurchase all or any part (in integral multiples of $1,000) of such Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase.

(b) Within 30 days following any Change of Control Repurchase Event or, at the Issuer’s option, prior to any Change of Control, but after the public announcement of such Change of Control, the Issuer shall mail to each Holder of Notes, with a copy to the Trustee, a notice:

(i)	describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event;

(ii)	offering to repurchase all Notes tendered;

(iii)	setting forth the payment date for the repurchase of the Notes, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed;

(iv)	if mailed prior to the date of consummation of the Change of Control, stating that the offer to repurchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in such notice;

(v)	disclosing that any Note not tendered for repurchase will continue to accrue interest; and

(vi)	specifying the procedures for tendering Notes.

(c) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

(d) On the repurchase date following a Change of Control Repurchase Event, the Issuer shall, to the extent lawful:

(i)	accept for payment all Notes or portions thereof properly tendered pursuant to such offer;

(ii)	deposit with the Trustee an amount equal to the aggregate purchase price in respect of all Notes or portions thereof properly tendered; and

(iii)	deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officer’s Certificate of the Issuer stating the aggregate principal amount of Notes being repurchased by the Issuer.

(e) The Trustee will promptly mail to each Holder of Notes properly tendered the purchase price for such Notes, and the Trustee, upon the execution and delivery by the Issuer of such Notes, will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of an integral multiple of $1,000.

(f) The Issuer shall not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all Notes properly tendered and not withdrawn under its offer.

(g) Solely for purposes of this Section 8, the following terms shall have the following meanings:

“Below Investment Grade Ratings Event” means that on any day within the 60-day period (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any two of the Rating Agencies) after the earlier of (i) the occurrence of a Change of Control; and (ii) public notice of the occurrence of a Change of Control or the intention by the Issuer to effect a Change of Control, the Notes are rated below Investment Grade by any two of the Rating Agencies. Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if any two of the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of such ratings event).

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d) (3) of the Exchange Act) (other than the Issuer or one of its subsidiaries) becomes the beneficial owner (as defined in Rules 13d–3 and 13d–5 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of the Issuer or other voting stock into which the voting stock of the Issuer is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Issuer’s assets and the assets of its subsidiaries, taken as a whole, to one or more “persons” (as that term is defined in the Indenture) (other than the Issuer or one of its subsidiaries); or (3) the first day on which a majority of the members of the Board of Directors are not Continuing Directors. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Issuer becomes a direct or indirect wholly owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the voting stock of the Issuer immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (1) was a member of such Board of Directors on the date the Notes were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the proxy statement of the Issuer in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch, Inc.

“Investment Grade” means a rating equal to or higher than Baa3 by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating equal to or higher than BBB- by S&P and Fitch (or its equivalent under any successor rating categories of S&P and Fitch, as the case may be); or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Issuer.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agency” means (a) each of Moody’s, S&P and Fitch; and (b) if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Issuer (as certified by a Board Resolution) as a replacement agency for Moody’s, S&P or Fitch, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

9.	Mandatory Redemption. The Notes are not mandatorily redeemable and are not entitled to the benefit of a sinking fund or any analogous provisions, except as set forth herein.

10.	Subordination. The Notes are Senior Securities and are not Subordinated Securities.

11.	Denominations. The Notes shall be issued initially in minimum denominations of $2,000 and shall be issued in integral multiples of $1,000 thereof.

12.	Amount Payable Upon Acceleration. The entire principal of the Notes shall be payable upon declaration of acceleration pursuant to Section 5.1 of the Indenture.

13.	Payment Currency. Principal and interest on the Notes shall be payable in Dollars.

14.	Payment Currency - Election. The principal of and interest on the Notes shall not be payable in a currency other than Dollars.

15.	Payment Currency - Index. The principal of and interest on the Notes shall not be determined with reference to an index based on a coin or currency.

16.	Registered Securities. The Notes shall be issued only as Registered Securities. The Notes shall be issuable as Registered Global Securities.

17.	Additional Amounts. The Issuer shall not pay additional amounts on the Notes held by a Person that is not a U.S. Person in respect of taxes or similar charges withheld or deducted.

18.	Definitive Certificates. Section 2.8 of the Indenture will govern the transferability of the Notes in definitive form.

19.	Registrar; Paying Agent; Depositary. The Trustee shall initially serve as the registrar and the paying agent for the Notes. The Depository Trust Company shall initially serve as the Depositary for the Registered Global Security representing the Notes.

20.	Events of Default; Covenants. There shall be no deletions from or modifications or additions to (i) the Events of Default set forth in Section 5.1 of the Indenture or (ii) the covenants set forth in Article III of the Indenture, in each case, with respect to the Notes. If an Event of Default described in clause (d), (e) or (h) of Section 5.1 of the Indenture with respect to the Notes then Outstanding occurs and is continuing, then, and in each and every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all of the Notes then Outstanding by notice in writing to the Issuer (and to the Trustee if given by such Holders) may declare the entire principal of the Notes then Outstanding, and the interest accrued thereon, if any, to be due and payable immediately, and upon such declaration, the same shall become immediately due and payable.

21.	Conversion and Exchange. Except as otherwise provided in the Indenture, the Notes shall not be convertible into or exchangeable into any other security.

22.	Further Issues. The Issuer may, without notice to or the consent of the holders of the Notes, create and issue further notes ranking equally and ratably with the Notes in all respects, or in all respects except for the payment of interest accruing prior to the issue date of such further notes. Such further notes shall be consolidated and form a single series with the Notes and shall have the same terms as to status, redemption or otherwise as the Notes, except for the issue date and the issue price.

23.	Other Terms. The Notes shall have the other terms and shall be substantially in the form set forth in the form of the Notes attached hereto as Annex A-1. In case of any conflict between this Annex A and the Notes, this Annex A shall control.

Capitalized terms used but not otherwise defined in this Annex A shall have the respective meanings ascribed to such terms in the Indenture.

ANNEX A-1

FORM OF NOTE

REGISTERED	REGISTERED

THIS NOTE IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

No. 1	CUSIP NO. 205944 AB7

CON-WAY INC.

7.25% SENIOR NOTES DUE 2018

Con-way Inc., a Delaware corporation (the “Issuer,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to, Cede & Co., or registered assigns, the principal sum of four hundred twenty-five million dollars ($425,000,000) on January 15, 2018 and to pay interest on said principal sum from December 27, 2007, or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually in arrears on January 15 and July 15 (each such date, an “Interest Payment Date”) of each year commencing on July 15, 2008, at the rate of 7.25% per annum until the principal hereof shall have become due and payable.

The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event that any date on which the principal or interest payable on this Note is not a Business Day, then payment of principal or interest payable on such date will be made on the next succeeding Business Day (and without any interest or other payment in respect of such delay). The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (referred to on the reverse hereof), be paid to the person in whose name this Note is registered at the close of business on the record date for such interest installment, which shall be the close of business on the immediately preceding January 1 and July 1 prior to such Interest Payment Date, as applicable. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such record date and may be paid to the person in whose name this Note is registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest), notice whereof shall be given by mail by or on behalf of the Issuer to the registered holders of Notes not less than 15 days preceding such subsequent record date, all as more fully provided in the Indenture. The principal of and the interest on this Note shall be payable at the Corporate Trust Office of the Trustee in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the person entitled thereto at such address as shall appear in the registry books of the Issuer; provided, further that for so long as this Note is represented by a Registered Global Security, payment of principal, premium, if any, or interest on this Note shall be made by wire transfer to the account of the Depositary or its nominee.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee (as defined below) under the Indenture (as defined below), by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Capitalized terms used in this Note which are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.

The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon, on December 27, 2007.

CON-WAY INC.

By:
Name:	Mark C. Thickpenny
Title:	Vice President and Treasurer

Attest:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A. as Trustee

By:
Authorized Signatory

Dated:

[REVERSE SIDE OF NOTE]

This Note is one of a duly authorized series of securities (the “Securities”) of the Issuer designated as its 7.25% Senior Notes due 2018 (the “Notes”). The Securities are all issued or to be issued under and pursuant to an Indenture, dated as of December 27, 2007 (the “Indenture”), duly executed and delivered between the Issuer and The Bank of New York Trust Company, N.A., a national banking association (the “Trustee,” which term includes any successor Trustee with respect to the Securities under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Trustee and the holders of the Securities and the terms upon which the Notes are to be authenticated and delivered. The terms of individual series of Securities may vary with respect to interest rate or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise.

The Notes are issuable only as Registered Securities in minimum denominations of $2,000 and integral multiples of $1,000 thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same.

Except as set forth below, this Note is not redeemable and is not entitled to the benefit of a sinking fund or any analogous provision.

The Notes may be redeemed, in whole at any time or in part from time to time prior to January 15, 2018, at the option of the Issuer at a redemption price equal to the greater of (i) 100% of their principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest thereon to the date of redemption. The Treasury Rate will be calculated on the third Business Day preceding the redemption date. Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date. Holders of the Notes to be redeemed will receive notice thereof at least 30 and not more than 60 days prior to the date fixed for redemption. Such notice shall state the amount of the Notes to be redeemed. Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. If less than all of the Notes are to be redeemed, the Notes to be redeemed will be selected by the Trustee (1) on a pro rata basis or by any other method the Trustee deems to be fair and appropriate in its sole discretion and (2) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term (the “Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means Goldman, Sachs & Co. or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Issuer.

“Reference Treasury Dealer” means (i) Goldman, Sachs & Co. and its successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Issuer after consultation with the Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Upon the occurrence of a Change of Control Repurchase Event, unless the Issuer has exercised its right to redeem all Notes in accordance with the redemption terms as set forth herein, the Issuer shall make an irrevocable offer to each Holder of Notes to repurchase all or any part (in integral multiples of $1,000) of such Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase.

Within 30 days following any Change of Control Repurchase Event or, at the Issuer’s option, prior to any Change of Control, but after the public announcement of such Change of Control, the Issuer shall mail to each Holder of Notes, with a copy to the Trustee, a notice:

(i)	describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event;

(ii)	offering to repurchase all Notes tendered;

(iii)	setting forth the payment date for the repurchase of the Notes, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed;

(iv)	if mailed prior to the date of consummation of the Change of Control, stating that the offer to repurchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in such notice;

(v)	disclosing that any Note not tendered for repurchase will continue to accrue interest; and

(vi)	specifying the procedures for tendering Notes.

The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the repurchase date following a Change of Control Repurchase Event, the Issuer shall, to the extent lawful:

(i)	accept for payment all Notes or portions thereof properly tendered pursuant to such offer;

(ii)	deposit with the Trustee an amount equal to the aggregate purchase price in respect of all Notes or portions thereof properly tendered; and

(iii)	deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officer’s Certificate of the Issuer stating the aggregate principal amount of Notes being repurchased by the Issuer.

The Trustee will promptly mail to each Holder of Notes properly tendered the purchase price for such Notes, and the Trustee, upon the execution and delivery by the Issuer of such Notes, will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of an integral multiple of $1,000.

The Issuer shall not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all Notes properly tendered and not withdrawn under its offer.

“Below Investment Grade Ratings Event” means that on any day within the 60-day period (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any two of the Rating Agencies) after the earlier of (i) the occurrence of a Change of Control; and (ii) public notice of the occurrence of a Change of Control or the intention by the Issuer to effect a Change of Control, the Notes are rated below Investment Grade by any two of the Rating Agencies. Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if any two of the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of such ratings event).

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d) (3) of the Exchange Act) (other than the Issuer or one of its subsidiaries) becomes the beneficial owner (as defined in Rules 13d–3 and 13d–5 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of the Issuer or other voting stock into which the voting stock of the Issuer is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Issuer’s assets and the assets of its subsidiaries, taken as a whole, to one or more “persons” (as that term is defined in the Indenture) (other than the Issuer or one of its subsidiaries); or (3) the first day on which a majority of the members of the Board of Directors are not Continuing Directors.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Issuer becomes a direct or indirect wholly owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the voting stock of the Issuer immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (1) was a member of such Board of Directors on the date the Notes were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the proxy statement of the Issuer in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch, Inc.

“Investment Grade” means a rating equal to or higher than Baa3 by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating equal to or higher than BBB- by S&P and Fitch (or its equivalent under any successor rating categories of S&P and Fitch, as the case may be); or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Issuer.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agency” means (a) each of Moody’s, S&P and Fitch; and (b) if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Issuer (as certified by a Board Resolution) as a replacement agency for Moody’s, S&P or Fitch, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Senior Securities or Subordinated Securities, as the case may be, of all series issued under such Indenture then outstanding and affected (each voting as one class), to add any provisions to, or change in any manner, eliminate or waive any of the provisions of, such Indenture or modify in any manner the rights of the Holders of the Securities of each series or Coupons so affected; provided that the Issuer and the Trustee may not, without the consent of the Holder of each Outstanding Security affected thereby, (i) extend the final maturity of the principal of any Security or reduce the principal amount thereof or premium thereon, if any, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof (other than as otherwise may be provided with respect to such series), premium, if any, or interest thereon is payable or reduce the amount of the principal of any Original Issue Discount Security that is payable upon acceleration or provable in bankruptcy, or in the case of Subordinated Securities of any series, modify any of the subordination provisions or the definition of “Senior Indebtedness” relating to such series in a manner adverse to the Holders of such Subordinated Securities, or alter certain provisions of the Indenture relating to Securities not denominated in Dollars or the Judgment Currency of such Securities or impair or affect the right of any Securityholder to institute suit for the enforcement of any payment thereof when due or, if the Securities provide therefor, any right of repayment at the option of the Securityholder or (ii) reduce the aforesaid percentage in principal amount of Securities of any series issued under the Indenture, the consent of the holders of which is required for any such modification. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, the holders of a majority in aggregate principal amount Outstanding of the Securities of each such series, each such series voting as a separate class (or, of all Securities, as the case may be voting as a single class) may under certain circumstances waive all defaults with respect to each such series (or with respect to all the Securities, as the case may be) and rescind and annul a declaration of default and its consequences, but no such waiver or rescission and annulment shall extend to or affect any subsequent default or shall impair any right consequent thereto. The preceding sentence shall not, however, apply to a default in the payment of the principal of or interest on any of the Securities.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the registry books of the Issuer, upon surrender of this Note for registration of transfer at the office or agency of the Issuer maintained by the Issuer for such purpose in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder hereof or by its attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).

[FORM OF SCHEDULE FOR ENDORSEMENTS ON REGISTERED

GLOBAL SECURITIES TO REFLECT CHANGES IN PRINCIPAL AMOUNT]

Schedule A

Changes to Principal Amount of Registered Global Securities

Date	Principal Amount of Notes by which this Registered Global Security is to be Reduced or Increased, and Reason for Reduction or Increase	Remaining Principal Amount of this Registered Global Security	Notation Made By